BYLAWS

OF

CAUSEWAY ETMF TRUST

Dated: November 6, 2017

ARTICLE 1

DECLARATION OF TRUST AND PRINCIPAL OFFICE

Section 1.1. Declaration of Trust. These Bylaws are adopted pursuant to Section 6.8 of the Declaration of Trust, as then in effect (the “Declaration”), of Causeway ETMF Trust (the “Trust”) and shall be subject to the terms of the Declaration. Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the Declaration. In the event of any inconsistency between the terms of these Bylaws and the terms of the Declaration, the terms of the Declaration shall control.

Section 1.2. Offices of the Trust. The registered office of the Trust is set forth in the Declaration. The Trust may also have offices in such other places as shall be determined by the Board of Trustees (each a “Trustee” and collectively, the “Trustees”) from time to time.

ARTICLE 2

TRUSTEES

Section 2.1. Chair. The Trustees may elect from their own number a Chair to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification. The Chair (or, if the Chair is unable to attend any such meeting, the President or his or her designee) shall preside at all meetings of the Trustees and the Shareholders. The Chair shall have such other duties and powers as the Trustees may from time to time determine.

Section 2.2. Regular Meetings. Regular meetings of the Trustees may be held with or without call or notice at such places (including for these purposes, in person or by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) as the Trustees may from time to time determine.

Section 2.3. Special Meetings. Special meetings of the Trustees may be held at any time and at any place (including for these purposes, in person or by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) designated in the call of the meeting when called by the Chair, the President or the Secretary or by two or more Trustees, sufficient notice thereof as described in Section 2.4 below being given to each Trustee by the Secretary or an Assistant Secretary or by the person calling the meeting.

Section 2.4. Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting to send notice by overnight mail at least two days or by email or facsimile at least one day before the meeting addressed to the Trustee at his or her usual or last known business or residence address, email address or facsimile number, as applicable, or to give notice in person or by telephone one day before the meeting. Notice may be sent on the day of the special meeting by email, facsimile or other electronic means, or given by telephone or in person, if, under the circumstances, the party calling the meeting deems more immediate action to be necessary or appropriate. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

Section 2.5. Quorum and Manner of Acting. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal from the meeting of one or more Trustees if any action taken is approved by at least a majority of the required quorum for that meeting. The Declaration contains further provisions relating to the manner of acting by the Trustees.

Section 2.6. Actions by Consent. If, in accordance with the provisions of the Declaration, any action is taken by the Trustees by a written consent of fewer than all of the Trustees, prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice. Any written consents may be executed and delivered by electronic means. The Declaration contains further provisions relating to action by consent of the Trustees.

Section 2.7. Counsel and Experts. The Trustees who are not Interested Persons may, by vote of a majority of such Trustees, at the Trust’s expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.

Section 2.8. Force Majeure. Notwithstanding any other provision in the Declaration of Trust or these Bylaws, if a quorum of the Trustees cannot readily be obtained due to an emergency resulting from a natural or man-made catastrophe, including, but not limited to fires, explosions, earthquakes, floods, drought or radioactivity or other dangerous conditions due to uncontained nuclear material or hazardous waste; actual or threatened war, terrorism, civil disorder or labor strikes; power outages (from cybersecurity events or otherwise); or other similar emergency conditions (a “Force Majeure Event”), for so long as such Force Majeure Event exists the act of the President or the Chair shall be the act of the Trustees, subject to the requirements of the Investment Company Act of 1940, as amended (“1940 Act”)

Section 2.9. Fees and Compensation of Trustees. Trustees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees.

ARTICLE 3

COMMITTEES

Section 3.1. Establishment and Authority. The Declaration contains provisions relating to the establishment of committees by the Trustees. Each committee shall have such powers and authority as shall be authorized by the Trustees, and may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Trustees. The Trustees may also adopt a charter for a committee and may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

Section 3.2. Quorum; Voting. Unless the specific rules and procedures adopted by a committee in accordance with Section 3.1 provide otherwise, a majority of the members of any committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority (which writings may be executed and/or delivered by electronic means). Members of a committee may participate in a meeting of such committee in person or by means of a conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

Section 3.3. Compensation of Members. The chair, if any, and members of any duly appointed committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the Trustees.

ARTICLE 4

OFFICERS

Section 4.1. Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees from time to time may in their discretion elect, appoint or authorize in accordance with Section 4.2 below. Any officer of the Trust may, but need not be, a Trustee or a Shareholder. Any two or more offices, except those of President and Vice President, if any, may be held by the same person.

Section 4.2. Election. The President, the Treasurer and the Secretary shall be elected by the Trustees upon the occurrence of a vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at any time, or the Trustees may delegate to the President the power to appoint such other officers as the Trustees shall at any time or from time to time deem advisable. Vacancies in any such other office may be filled at any time. Each officer shall hold office at the pleasure of the Trustees.

Section 4.3. Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware statutory trust and such other duties and powers as the Trustees may from time to time designate.

Section 4.4. President. Unless the Trustees otherwise provide, the President shall be the chief executive officer of the Trust. If the Trustees have not elected a Chair, or if a Chair has been appointed but is absent, the President shall, if present, preside at all meetings of the Trustees and Shareholders, or shall designate another to so preside.

Section 4.5. Treasurer. Unless the Trustees provide otherwise, the Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

Section 4.6. Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

Section 4.7. Other Officers and Agents. The Vice Presidents shall have and exercise such powers and duties of the President in the President’s absence or in the event that the President is unable to act, as may be assigned to them, respectively, by the Trustees or, to the extent not so assigned, by the President. In the absence of the President or if he or she is unable to act, the powers and duties of the President not otherwise assigned by the Trustees or the President shall devolve upon the Vice Presidents. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. Officers of the Trust shall have the power to grant, issue, execute, or sign such powers of attorney, proxies, certifications or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof.

Section 4.8. Resignations and Removals. Any officer may resign at any time by notice provided by him or her and delivered to the Chair, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may, by action of a majority of the Trustees then in office, remove any officer with or without cause. In addition, any subordinate officer or agent appointed in accordance with the provisions of Article IV hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

ARTICLE 5

SHAREHOLDERS

Section 5.1. Meetings. There shall be no annual meetings of Shareholders except as required by law. A meeting of the Shareholders of the Trust or of any Series shall be called by the Secretary whenever ordered by (i) a majority of Trustees then in office, (ii) the Chair or (iii) the President. Except as required by federal law including the 1940 Act, Shareholders shall not be entitled to call, or to have the secretary call, meetings of the Shareholders. If the meeting is a meeting of Shareholders of any one or more Series, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series need be called and, in such case, only Shareholders of such Series shall be entitled to notice of and to vote at such meeting. The Trustees may determine, or may authorize the officers of the Trust to determine, the date, time and place for any meeting of Shareholders, which place may be within or outside the State of Delaware. Any meeting so called may be postponed or canceled either prior to or at the meeting, provided that notice of such postponement or cancellation is given to the Shareholders entitled to vote at that meeting, if notice of such meeting had been given to Shareholders.

Section 5.2. Record Dates. For the purpose of determining the Shareholders of the Trust or any Series who are entitled to vote or act at any meeting or any adjournment or postponement thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, or may authorize the officers to fix a time, or ratify a time fixed by the officers, which shall be not more than 120 days before the date set for any meeting of Shareholders (without regard to any adjournments or postponements thereof) or more than 90 days before the date of payment of any dividend or of any other distribution, as the record date for determining the Shareholders of the Trust or such Series having the right to notice of and to vote at such meeting and any adjournment or postponements thereof or the right to receive such dividend or distribution, and in such case only Shareholders on such record date shall have such right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may, for any such purposes, close the register or transfer books for all or part of such period.

Section 5.3. Notice of Meetings. Notice of all meetings of Shareholders and any postponements thereof, stating the time, place and purposes of the meeting, shall be given by the Secretary or the Trustees in accordance with Section 5.9 hereof at least seven days before the date for the meeting set forth in such notice, to each Shareholder of record of the applicable Series on the date set in accordance with Section 5.2 hereof. Any adjourned meeting may be held as adjourned without further notice. Where separate meetings are held for Shareholders of one or more individual Series to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section. In the absence of fraud, any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 5.4. Quorum. The holders of thirty-three and one-third percent (33 1/3%) of the Outstanding Shares entitled to vote and present in person or by proxy at the meeting shall constitute a quorum at any meeting of the Shareholders, except that where, pursuant to any provision of law, the Declaration or these Bylaws, a vote shall be taken by individual Series, then holders of thirty-three and one-third percent (33 1/3%) of the Outstanding Shares of that Series entitled to vote and present in person or by proxy shall be necessary to constitute a quorum for the transaction of business by that Series. For the purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.

Section 5.5. Adjournments. If a quorum is present with respect to any one or more proposals, the presiding officer of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals. Any meeting of Shareholders may be adjourned by the presiding officer of the meeting one or more times for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

Section 5.6. Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or officers may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if, in each case, such method has been authorized by the Trust by its officers, and pursuant, in each case, to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder’s name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose. Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share, but shall be counted as present at the meeting for all other purposes. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be valid after eleven months from its date. A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter, by delivering a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters. Notwithstanding the foregoing, if a proposal is submitted to a vote of the Shareholders by anyone other than the Trustees or officers of the Trust, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the Trustees or officers of the Trust, Shares may be voted only in person or by written proxy.

Section 5.7. Conduct of Meetings. The Trustees shall be entitled to make such rules and regulations for the conduct of meetings of Shareholders as they shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Trustees, if any, the Chair or other presiding officer shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chair or other presiding officer, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing: an agenda or order of business for the meeting; rules and procedures for maintaining order at the meeting and the safety of those present; limitations on participation in such meeting to Shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the Chair or other presiding officer shall permit; restrictions on entry to the meeting after the time fixed for the commencement thereof; limitations on the time allotted to questions or comments by participants; and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless and to the extent the Trustees or the Chair or other presiding officer of the meeting determine that meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

For any matter to be properly before any meeting of Shareholders, the matter must be either specified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or otherwise brought before the meeting by or at the direction of the Chair or other presiding officer. With the exception of Shareholder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust’s proxy materials. The Trustees may from time to time in their discretion provide for procedures by which Shareholders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee, to be considered by the Trustees, or any proper committee thereof. At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chair or other presiding officer.

Section 5.8. Inspectors of Election. In advance of any meeting of Shareholders, the Trustees, or at any such meeting the Trustees or the Chair or other presiding officer, may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the Chair or other presiding officer may appoint a person to fill the vacancy. Unless otherwise instructed by the Trustees, or by the Chair or other presiding officer at the meeting, the Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

A proxy purporting to be executed by or on behalf of a Shareholder shall, subject to the discretion of the Inspectors of Election, generally be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. Subject to the provisions of the Delaware Act, the Declaration of Trust, or these Bylaws, the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Delaware corporation and the Shareholders were stockholders of a Delaware corporation.

Section 5.9. Communications with Shareholders. Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration, these Bylaws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder’s current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of any notice or other communication. Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained with the records of the Trust.

The foregoing provisions shall apply mutatis mutandis to any communications given to a Shareholder’s counsel under Section 9.8 of the Declaration, provided, however, that communications provided to either a Shareholder or Shareholder’s counsel under Section 9.8 may not be made by means of posting on a website or by publication.

ARTICLE 6

SHARES AND SHARE CERTIFICATES

Section 6.1. Share Certificates. Unless the issuance of certificates is authorized by the Trustees, Shares shall be held on the books of the Trust by one or more transfer agents appointed in accordance with Section 7.2 of the Declaration (each, a “Transfer Agent”) in uncertificated form, and the record holders of such Shares shall be treated for all purposes as Shareholders under the Declaration.

The Trustees may at any time authorize the issuance of share certificates for Shares of any Series in such form as the Trustees may prescribe from time to time. Each such certificate shall bear a distinguishing number, shall exhibit the holder’s name and the number of whole Shares owned by such holder, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer, if any. Such signatures may be facsimile, printed or engraved if the certificate is signed by the Transfer Agent with respect to such Shares or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

Section 6.2. Share Transfers. Transfers of Shares of the Trust shall be made only on the books of the Trust, as maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Shares and upon surrender of any certificate or certificates representing such Shares, if any, properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these Bylaws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Shares as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto. The Trust and the Transfer Agent are each authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

Section 6.3. Loss of Certificates. The Transfer Agent for any Series, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for Shares which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non-receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the Trustees.

Section 6.4. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these Bylaws, as they may deem expedient concerning the issue, certification, transfer and registration of Shares.

ARTICLE 7

MISCELLANEOUS

Section 7.1. Books and Records. The books and records of the Trust and any Series thereof, including the share ledger or ledgers, may be kept in or outside the State of Delaware at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.

Section 7.2. Access to Book and Records. The Shareholders shall only have such right to inspect the records, documents, accounts and books of the Trust or any Series thereof as may be granted from time to time by the Trustees in their sole discretion.

Section 7.3. Waiver of Notice. Whenever any notice is required to be given under the provisions of applicable law, the Declaration or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, notice need not be given to any person or persons who attends a meeting without objecting to the lack of notice.

Section 7.4. Seal. The Trustees may adopt a seal of the Trust, which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

Section 7.5. Execution of Papers. All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President elected by the Trustees, the Treasurer, the Secretary or any other officer elected by the Trustees, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these Bylaws.

Section 7.6. Voting of Securities. Unless otherwise ordered by the Trustees, an employee of a Series’ investment adviser, as designated by such adviser, shall have full power and authority on behalf of the Trust to attend and to act and to vote, or in the name of the Trust to execute proxies to vote, at any meeting of shareholders of any company in which the Trust may hold stock. At any such meeting such person shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Trustees may by resolution from time to time confer like powers upon any other person or persons.

Section 7.7. Severability. The provisions of these Bylaws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

Section 7.8. Headings. Headings are placed in these Bylaws for convenience of reference only and in case of any conflict, the text of these Bylaws rather than the headings shall control.

ARTICLE 8

AMENDMENTS TO THE BYLAWS

Section 8.1. General. These Bylaws may be amended, supplemented, amended and restated, or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

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